EXHIBIT J
                                    ---------

                   AGREEMENT REGARDING FILING OF SCHEDULE 13D
                   ------------------------------------------


            This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Class A Common Stock of The Estee Lauder Companies Inc. is being filed, and all further amendments thereto will be filed, jointly on behalf of each of the individuals and entities named below for all purposes specified in such Schedule 13D, as so amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  February 9, 1999

                        SEPARATE SHARE TRUST F/B/O WILLIAM P. LAUDER
                        U/A/D DECEMBER 15, 1976, CREATED BY LEONARD
                        A. LAUDER, AS GRANTOR

                        By: /s/ Anthony E. Malkin
                            ------------------------------------------------
                            Anthony E. Malkin, trustee



                        By: /s/ Patrick J. Landers
                            ------------------------------------------------
                            Patrick J. Landers, trustee



                            /s/ Anthony E. Malkin
                            ------------------------------------------------
                            Anthony E. Malkin, trustee



                            /s/ Patrick J. Landers
                            ------------------------------------------------
                            Patrick J. Landers, trustee





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